ORDERED in the Southern District of Florida on December 28, 2006.

                                                                                                                         Steven H. Friedman, Judge

                                                                                                                                                              United States Bankruptcy Court

UNITED STATES BANKRUTPCY COURT

SOUTHERN DISTRICT OF FLORIDA

WEST PALM BEACH DIVISION

www.flsb.uscourts.gov

IN RE:                                                             CASE NO. 04-35435-BKC-SHF

eCom eCom.com, Inc.                    CHAPTER 11

   Debtor.
_________________________

ORDER (I) APPROVING DISCLOSURE STATEMENT1;

(II) SETTING HEARING ON CONFIRMATION OF PLAN;

(III) SETTING HEARING ON FEE APPLICATIONS;

(IV) SETTING VARIOUS DEADLINES; AND

(V) DESCRIBING PLAN PROPONENTS' OBLIGATIONS

1 The Disclosure Statement for Joint Plan of Reorganization of Debtor and American Capital Holdings, Inc. was scheduled for hearing on October 30, 2006. The only substantive objection filed was by the United States Trustee. Counsel for the joint proponents and the United States Trustee met and conferred and were able to resolve the objections to Disclosure Statement. By agreement of the parties, the joint proponents have filed their First Amended Plan of Reorganization and First Amended Disclosure Statement. This Order approves the First Amended Disclosure Statement (the "Disclosure Statement").

CONFIRMATION HEARING AND HEARING ON FEE APPLICATIONS

03/12/07 at 1:30 p.m.

LOCATION:

United States Bankruptcy Court

Southern District of Florida

1515 North Flagler Drive

Room 801

Courtroom B

West Palm Beach, Florida 33401

PLAN PROPONENTS' DEADLINE FOR SERVING THIS ORDER,

DISCLOSURE STATEMENT, PLAN, AND BALLOT:

01/17/07   (54 days before Confirmation Hearing)

DEADLINE FOR OBJECTIONS TO CLAIMS:

01/31/07  (40 days before Confirmation Hearing)

   DEADLINE FOR FEE APPLICATIONS:

02/20/07   (20 days before Confirmation Hearing)

PLAN PROPONENTS' DEADLINE FOR SERVING

NOTICE OF FEE APPLICATIONS:

02/26/07    (15 days before Confirmation Hearing)

DEADLINE FOR OBJECTIONS TO CONFIRMATION:

03/02/07  (10 days before Confirmation Hearing)

 DEADLINE FOR FILING BALLOTS ACCEPTING OR REJECTING PLAN:

03/02/07   (10 days before Confirmation Hearing)

PLAN PROPONENTS' DEADLINE FOR FILING

PROPONENTS' REPORT AND CONFIRMATION AFFIDAVIT:

03/02/07   (3 business days before Confirmation Hearing)

The Court conducted a hearing on October 30, 2006 at 2:00PM to consider approval of the Disclosure Statement (C.P. #137) filed by eComeCom.com, Inc. ("Debtor") and American Capital Holdings, Inc. ("ACH" and, collectively, with the Debtor, "the Plan Proponents"). The Court finds that the Disclosure Statement contains "adequate information" regarding the plan in accordance with 11 U.S.C. Sec. 1125(a). Therefore, pursuant to 11 U.S.C. Sec. 1125(b) and Bankruptcy Rule 3017(b), the Disclosure Statement is approved.

This Order sets a hearing to consider confirmation of the plan (the "Confirmation Hearing"), a hearing on fee applications and sets forth the deadlines and requirements relating to confirmation provided in the Bankruptcy Code, Federal Rules of Bankruptcy Procedure and local rules of this Court.

1. HEARING TO CONSIDER CONFIRMATION OF PLAN

The court has set a hearing to consider confirmation of the plan for the date and time indicated above as "CONFIRMATION HEARING". The Confirmation Hearing may be continued to a future date by notice given in open court at the Confirmation Hearing.

2. DEADLINE FOR FILING AND HEARING ON FEE APPLICATIONS

The last day for filing and serving fee applications is indicated above as "DEADLINE FOR FEE APPLICATIONS". All prospective applicants for compensation, including attorneys, accountants and other professionals, shall file applications which include actual time and costs, plus an estimate of additional time and costs to be incurred through confirmation. At or prior to confirmation, applicants must file a supplement with documentation supporting the estimated time and costs. Fee applications shall be timely filed with the Court and served (with all exhibits, including documentation of estimated time) on (i) the Debtor; (ii) all committees that have been appointed; (iii) any Chapter 11 Trustee or Examiner that has been appointed; and (iv) the U.S. Trustee.

Fee applications will be set for hearing together with the Confirmation Hearing. The Plan Proponents shall serve notice of all fee applications pursuant to paragraph 6 below.

3. DEADLINE FOR OBJECTIONS TO CONFIRMATION

The last day for filing and serving objections to confirmation of the plan is indicated above as "DEADLINE FOR OBJECTIONS TO CONFIRMATION". Objections to confirmation shall be filed with the Court and served on (i) the Plan Proponents; (ii) all committees that have been appointed; (ii) any Chapter 11 Trustee or examiner that has been appointed; and (iv) the U.S. Trustee.

4. DEADLINE FOR FILING BALLOTS ACCEPTING OR REJECTING PLAN

The last day for filing a ballot accepting or rejecting the plan is indicated above as "DEADLINE FOR FILING BALLOTS ACCEPTING OR REJECTING PLAN". All parties entitled to vote should receive a ballot from the Plan Proponents by mail pursuant to paragraph 6(A) of this order. If you receive a ballot but your entire claim has been objected to, you will not have the right to vote until the objection is resolved, unless you request an order under Bankruptcy Rule 3018(a) temporarily allowing your claim for voting purposes.

5. DEADLINE FOR OBJECTIONS TO CLAIMS

Pursuant to Local Rule 3007-1(B), the last day for filing and serving objections to claims is indicated above as "DEADLINE FOR OBJECTIONS TO CLAIMS". All objections to claims must be filed before this date unless the deadline is extended by further order.

 6. PLAN PROPONENTS' OBLIGATIONS

(A) On or before the date indicated above as "PROPONENTS' DEADLINE FOR SERVING THIS ORDER, DISCLOSURE STATEMENT, PLAN, AND BALLOT" the Plan Proponents shall serve a copy of this Order, the approved Disclosure Statement, and the plan on all creditors, all equity security holders, and all other parties in interest, as required by the Bankruptcy Rules (including those entities as described in Bankruptcy Rule 3017(f)) and the Local Rules, including those listed on a "Master Service List" required to be filed pursuant to Local Rules 2002-l(K). At the time of serving this Order, the Local Form "Ballot", customized as required by Local Rule 3018-1 shall be served on all creditors and equity security holders entitled to vote on the plan, as of the PROPONENTS' DEADLINE FOR SERVING THIS ORDER, DISCLOSURE STATEMENT, PLAN, AND BALLOT, as shown by the records of the Debtor's stock transfer agent.

(B) On or before the date indicated above as "PROPONENTS' DEADLINE FOR SERVING NOTICE OF FEE APPLICATIONS", the Plan Proponents shall serve a notice of hearing of all fee applications, identifying each applicant and the amounts requested. The notice shall be served on all creditors, all equity security holders (as of the PROPONENTS' DEADLINE FOR SERVING THIS ORDER, DISCLOSURE STATEMENT, PLAN, AND BALLOT, as shown by the records of the Debtor's stock transfer agent), and all other parties in interest as required by the Bankruptcy and Local Rules, including those listed on a "Master Service List" required to be filed pursuant to Local Rules 2002-1 (K).

(C) On or before 5:00 p.m. on the date indicated above as "PROPONENTS' DEADLINE FOR FILING PROPONENTS' REPORT AND CONFIRMATION AFFIDAVIT",

the Plan Proponents shall file with the Court and deliver a copy to the U.S. Trustee the Local Form "Certificate of Proponent of Plan on Acceptance of Plan, Report on Amount to be Deposited, Certificate of Amount Deposited and Payment of Fees," and the Local Form "Confirmation Affidavit". The "Confirmation Affidavit" shall set forth the facts upon which the Plan Proponents rely to establish that each of the requirements of 11 U.S.C. Sec. 1129 are satisfied. The Confirmation Affidavit should be prepared so that by reading it, the Court can easily understand the significant terms of the plan and other material facts relating to confirmation of the plan. The individual executing the "Confirmation Affidavit" shall be present at the Confirmation Hearing.

If the Plan Proponents do not timely comply with any of the requirements of this Order, the Court may impose sanctions at the Confirmation Hearing without further notice including dismissal, conversion of the case to Chapter 7, or the striking of the plan. The Court will also consider dismissal or conversion at the Confirmation Hearing at the request of any party, or on the Court's own motion.

###

Submitted by:

MICHAEL D. SEESE, ESQ.

Fla. Bar No. 997323

Kluger, Peretz, Kaplan & Berlin, P.L.

201 South Biscayne Boulevard, 8th Floor

Miami, Florida 33131

Telephone No. (305) 379-9000

Facsimile No. (305) 379-3428

Copies furnished to Michael D. Seese, Esq. [Attorney Seese is directed to serve a confirming copy of this Order upon counsel for the Debtor and the United States Trustee.]